EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS DECEMBER 2004

OPERATIONAL PERFORMANCE

HOUSTON, Jan. 3, 2005 - Continental Airlines (NYSE: CAL) today reported a December consolidated (mainline plus regional) load factor of 76.5 percent, 0.2 points above last year's December consolidated load factor. The carrier reported a mainline load factor of 77.3 percent, 0.3 points above last year's December mainline load factor, and a domestic mainline load factor of 77.1 percent, 0.9 points above December 2003. All three were operational records for December. In addition, the airline had an international mainline December load factor of 77.5 percent, 0.7 points below December 2003.

Despite bad weather impacting its hub cities of New York and Cleveland over the Christmas holiday weekend, Continental had relatively few flight cancellations and maintained a systemwide mainline completion factor of 99.7 percent. The company recorded a U.S. Department of Transportation on-time arrival rate of 75.7 percent. Continental also reported a record 121 days with a 100 percent completion factor in 2004, up from the 2003 record of 104.

In December 2004, Continental flew 6.2 billion consolidated revenue passenger miles (RPMs) and 8.1 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 7.8 percent and a capacity increase of 7.5 percent as compared to December 2003. In December 2004, Continental flew 5.5 billion mainline RPMs and 7.1 billion mainline ASMs, resulting in a mainline traffic increase of 6.5 percent and a mainline capacity increase of 6.1 percent as compared to December 2003. Domestic mainline traffic was 3.2 billion RPMs in December 2004, up 1.1 percent from December 2003, and domestic mainline capacity was 4.2 billion ASMs, flat to December 2003.

For the month of December 2004, consolidated passenger revenue per available seat mile (RASM) is estimated to have decreased between 4.0 and 5.0 percent compared to December 2003, while mainline RASM is estimated to have decreased between 4.5 and 5.5 percent. December 2004 consolidated and mainline RASM performance were negatively impacted by approximately 2 points due to the movement of the Thanksgiving holiday return traffic from Monday and Tuesday in December last year to November this year. December 2004 consolidated and mainline RASM performance were also negatively impacted by approximately 2 points due to a shift in the Christmas outbound and return travel, caused by Christmas falling on a Saturday this year as opposed to a Thursday in 2003.  The return traffic will now fall in January 2005 instead of December 2004. For November 2004, consolidated RASM increased 1.1 percent and mainline RASM increased 0.8 percent compared to November 2003.

Continental ended the quarter with unrestricted cash and short-term investments of approximately $1.45 billion.

Continental's regional operations (Continental Express) set a record December load factor of 70.8 percent, 0.2 points above last year's December load factor. Regional RPMs were 663.7 million and regional ASMs were 937.9 million in December 2004, resulting in a traffic increase of 19.6 percent and a capacity increase of 19.3 percent versus December 2003.

Continental Airlines is the world's sixth-largest airline with more than 3,000 daily departures throughout the Americas, Europe and Asia. Continental serves 153 domestic and 119 international destinations - more than any other airline in the world - and nearly 400 additional points are served via SkyTeam alliance airlines. With 41,000 employees, the airline has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 51 million passengers per year. In 2004, Continental earned awards and critical acclaim for both its operation and its corporate culture. FORTUNE ranks Continental one of the 100 Best Companies to Work For in America, an honor it has earned for six consecutive years, and also ranks Continental as the top airline in its Most Admired Global Companies in 2004. The carrier won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2003 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, regulatory matters and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

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PRELIMINARY TRAFFIC RESULTS
DECEMBER	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	3,206,334	3,171,033	1.1	Percent

International	2,315,964	2,012,667	15.1	Percent
Transatlantic	1,060,242	862,262	23.0	Percent
Latin America	747,891	689,897	8.4	Percent
Pacific	507,831	460,508	10.3	Percent

Mainline	5,522,299	5,183,699	6.5	Percent
Regional	663,686	555,088	19.6	Percent
Consolidated	6,185,985	5,738,788	7.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,157,150	4,159,219	0.0	Percent

International	2,988,186	2,575,019	16.0	Percent
Transatlantic	1,305,942	1,050,814	24.3	Percent
Latin America	1,013,272	917,322	10.5	Percent
Pacific	668,972	606,884	10.2	Percent

Mainline	7,145,336	6,734,239	6.1	Percent
Regional	937,870	786,042	19.3	Percent
Consolidated	8,083,206	7,520,281	7.5	Percent
PASSENGER LOAD FACTOR
Domestic	77.1 Percent	76.2 Percent	0.9	Points

International	77.5 Percent	78.2 Percent	-0.7	Points
Transatlantic	81.2 Percent	82.1 Percent	-0.9	Points
Latin America	73.8 Percent	75.2 Percent	-1.4	Points
Pacific	75.9 Percent	75.9 Percent	0.0	Points

Mainline	77.3 Percent	77.0 Percent	0.3	Points
Regional	70.8 Percent	70.6 Percent	0.2	Points
Consolidated	76.5 Percent	76.3 Percent	0.2	Points
ONBOARD PASSENGERS
Mainline	3,622,874	3,521,076	2.9	Percent
Regional	1,200,922	1,029,802	16.6	Percent
Consolidated	4,823,796	4,550,878	6.0	Percent
CARGO REVENUE TON MILES (000)
Total	93,796	77,507	21.0	Percent
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PRELIMINARY TRAFFIC RESULTS
FULL YEAR	2004	2003	Change
REVENUE PASSENGER MILES (000)
Domestic	37,921,686	36,215,367	4.7	Percent

International	27,812,386	22,952,194	21.2	Percent
Transatlantic	13,436,594	10,575,054	27.1	Percent
Latin America	8,524,259	7,635,614	11.6	Percent
Pacific	5,851,533	4,741,526	23.4	Percent

Mainline	65,734,072	59,167,561	11.1	Percent
Regional	7,417,353	5,769,162	28.6	Percent
Consolidated	73,151,425	64,936,723	12.7	Percent
AVAILABLE SEAT MILES (000)
Domestic	48,976,450	47,499,897	3.1	Percent

International	35,709,118	30,889,753	15.6	Percent
Transatlantic	16,624,222	13,712,654	21.2	Percent
Latin America	11,573,253	10,382,554	11.5	Percent
Pacific	7,511,643	6,794,545	10.6	Percent

Mainline	84,685,568	78,389,650	8.0	Percent
Regional	10,412,928	8,424,671	23.6	Percent
Consolidated	95,098,496	86,814,321	9.5	Percent
PASSENGER LOAD FACTOR
Domestic	77.4 Percent	76.2 Percent	1.2	Points

International	77.9 Percent	74.3 Percent	3.6	Points
Transatlantic	80.8 Percent	77.1 Percent	3.7	Points
Latin America	73.7 Percent	73.5 Percent	0.2	Points
Pacific	77.9 Percent	69.8 Percent	8.1	Points

Mainline	77.6 Percent	75.5 Percent	2.1	Points
Regional	71.2 Percent	68.5 Percent	2.7	Points
Consolidated	76.9 Percent	74.8 Percent	2.1	Points
ONBOARD PASSENGERS
Mainline	42,742,598	40,612,887	5.2	Percent
Regional	13,739,036	11,445,152	20.0	Percent
Consolidated	56,481,634	52,058,039	8.5	Percent
CARGO REVENUE TON MILES (000)
Total	1,028,409	918,712	11.9	Percent
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PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
DECEMBER	2004	2003	Change
On-Time Performance [1]	75.7%	76.7%	(1.0)	Points
Completion Factor [2]	99.7%	99.1%	0.6	Points
FULL YEAR	2004	2003	Change
On-Time Performance [1]	78.9%	82.0%	(3.1)	Points
Completion Factor [2]	99.6%	99.4%	0.2	Points
November 2004 consolidated breakeven load factor [3]			86.4	Percent
December 2004 estimated year-over-year consolidated RASM change			(5.0)-(4.0)	Percent
December 2004 estimated year-over-year mainline RASM change			(5.5)-(4.5)	Percent
December 2004 estimated average price per gallon of fuel, including fuel taxes			1.36	Dollars
December 2004 estimated consolidated breakeven load factor [3,4]			87	Percent
December 2004 actual consolidated load factor [5]			76.5	Percent
January 2005 estimated consolidated breakeven load factor [3]			87	Percent
YEAR-OVER-YEAR CONSOLIDATED RASM
	2003 vs 2002	2003 vs 2001
November	7.0 Percent	6.3 Percent
December	2.3 Percent	14.0 Percent
	2004 vs 2003	2004 vs 2002
January	1.7 Percent	6.1 Percent
February	(1.0) Percent	(0.3) Percent
March	6.1 Percent	(4.2) Percent
April	3.8 Percent	4.8 Percent
May	(2.0) Percent	1.5 Percent
June	1.9 Percent	4.1 Percent
July	2.9 Percent	9.8 Percent
August	(0.5) Percent	5.0 Percent
September	(1.2) Percent	6.0 Percent
October	0.5 Percent	6.7 Percent
November	1.1 Percent	8.2 Percent
December (estimated)	(5.0)-(4.0) Percent	(2.5)-(1.5) Percent
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YEAR-OVER-YEAR MAINLINE RASM
	2003 vs 2002	2003 vs 2001
November	5.5 Percent	3.7 Percent
December	1.7 Percent	12.0 Percent
	2004 vs 2003	2004 vs 2002
January	0.9 Percent	4.5 Percent
February	(2.5) Percent	(2.9) Percent
March	4.9 Percent	(7.4) Percent
April	3.1 Percent	2.1 Percent
May	(3.0) Percent	(1.1) Percent
June	1.3 Percent	1.6 Percent
July	2.8 Percent	7.8 Percent
August	(1.1) Percent	3.2 Percent
September	(1.0) Percent	4.2 Percent
October	0.9 Percent	5.3 Percent
November	0.8 Percent	6.4 Percent
December (estimated)	(5.5)-(4.5) Percent	(3.5)-(2.5) Percent

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Charges related to MD-80 aircraft retirements increased breakeven load factor by 2 percentage points.
5 Includes Continental Airlines and Continental Express

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